Exhibit 10.44

THIRD AMENDMENT TO
PURCHASE AND SALE CONTRACT

            THIS THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Third Amendment") is made and entered into this 20th day of April, 2010 (the "Third Amendment Date"), by and between ANGELES INCOME PROPERTIES, LTD. 6, a California limited partnership, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller") and HOMESTEAD ON LAKE LANSING, LLC, a Michigan limited liability company, having a principal address at 1575 Watertower Place, East Lansing, Michigan 48823 ("Purchaser").

RECITALS:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract dated October 26, 2009, as amended by that certain First Amendment to Purchase and Sale Contract dated February 3, 2010, and as further amended by that certain Second Amendment to Purchase and Sale Contract dated March 29, 2010 (as amended, the "Contract"), for certain real property situated in the County of Ingham, State of Michigan, commonly known as Homestead Apartments, and more specifically described in the Contract (the "Property"); and

            WHEREAS, Seller and Purchaser desire to reinstate and ratify the Contract and amend the Contract on the terms and conditions set forth below.

AGREEMENT:

            NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree to amend the Contract as follows:

1.                  Closing Date.    Section 5.1 of the Contract is hereby amended and restated in its entirety as follows:

"5.1      Closing Date.  The Closing shall occur on May 21, 2010 at the time set forth in Section 2.2.3 (the "Closing Date"), or upon such earlier date as Seller and Purchaser may agree in writing, through an escrow with Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.  Notwithstanding the foregoing to the contrary, Seller shall have the option, by delivering written notice to Purchaser, to extend the Closing Date to the last Business Day of the month in which the Closing Date otherwise would occur pursuant to the preceding sentence, in connection with Seller's payment in full of the Note (the "Loan Payoff").  Further, the Closing Date may be extended without penalty at the option of Seller to a date not later than thirty (30) days following the Closing Date specified in the first sentence of this paragraph above (or, if applicable, as extended by Seller pursuant to the second sentence of this paragraph above)."

2.                  Deposit.  On the Third Amendment Date, the Escrow Agent shall immediately release in Good Funds to Seller $20,000.00 of the Refundable Deposit Component and $5,000.00 of the Non-Refundable Deposit Component (collectively, such amounts shall be referred to herein as the "Additional Release Deposit"), and such Additional Release Deposit shall be non-refundable to Purchaser under all circumstances and shall be credited against the Purchase Price at Closing.

3.                  Seller Closing Deliveries.  No later than one day prior to the Closing Date, Seller shall deliver to the Escrow Agent (simultaneously with the other deliveries in Section 5.2 of the Contract) a quitclaim deed in substantially the form attached hereto as Exhibit A ("Perimeter Quitclaim Deed") conveying Parcels 1, 2 and 3 of the Property via the perimeter legal description attached hereto and incorporated herein as Exhibit B ("Perimeter Legal Description").

4.                  General Provisions.  The following provisions shall apply with respect to this Third Amendment:

(a)                Except as modified herein, the Contract is in full force and effect and is hereby ratified by Purchaser and Seller.

(b)               Capitalized terms used, but not otherwise defined, herein shall have the same meaning as ascribed to such terms in the Contract.

(c)                In the event of any conflict between the Contract and this Third Amendment, the terms and conditions of this Third Amendment shall control.

(d)               This Third Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier or electronic mail and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

            NOW, THEREFORE, the parties hereto have executed this Third Amendment as of the Third Amendment Date.

SELLER:

ANGELES INCOME PROPERTIES, LTD. 6,

a California limited partnership

By:       ANGELES REALTY CORPORATION II,

            a California corporation,

            its general partner

            By:       /s/John Spiegleman

            Name:  John Spiegleman

            Title:     Senior Vice President

PURCHASER:

HOMESTEAD ON LAKE LANSING, LLC,

a Michigan limited liability company

By: MAPLEGROVE PROPERTY MANAGEMENT, LLC,  a Michigan limited liability company

By:       /s/James F. Anderton, IV

Name:  James F. Anderton, IV

Title:     Manager